EXHIBIT 99.2

Tully’s Coffee Corporation

June 27, 2007 Special Shareholders Meeting

Answers to Frequently Asked Questions

The Company has scheduled a special shareholders meeting for 10:00 AM on Wednesday, June 27, 2007 at the Washington State Convention and Trade Center (7th and Pike Street, Seattle, WA). A meeting notice and proxy statement was mailed on or about June 4, 2007 to shareholders of record as of May 10, 2007. These Answers to Frequently Asked Questions are provided to supplement the information in the notice and proxy statement. Shareholders are strongly encouraged to read the whole proxy statement and then to promptly return their signed proxy card as stated in the proxy statement.

Q:	Why is the Company holding this shareholders meeting?

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On April 27, 2007, Tully’s filed a registration statement in connection with a proposed underwritten public offering of our common stock. We have determined that our ability to market and sell our shares of common stock in the proposed offering may be substantially improved if our shareholders approve certain changes to our articles of incorporation. We believe that a failure to implement these changes would jeopardize the success of the proposed public offering. Every vote is requested to ensure the approval of these important measures.

Q:	What is Tully’s asking its shareholders to approve?

•	Proposal 1 – Amending the articles of incorporation to effect a one-for-eight reverse stock split of the company’s outstanding common stock.

•	Proposal 2 – Amending the articles of incorporation to change the definition of a “Qualified Public Offering” to eliminate the requirement that such offering have a minimum price per share.

PROPOSAL 1 – REVERSE STOCK SPLIT

Q:	What is a reverse stock split?

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In the reverse stock split, outstanding shares of common stock are “combined” into a lesser number of shares. For example, in a one-for-eight reverse stock split, 800 “old” common shares would be combined into 100 “new” common shares.

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Automatic adjustment provisions already in place will preserve the relative ownership, voting, and liquidation rights of the common and preferred shareholders, and preserve the relative numbers of shares and pricing for outstanding warrants and stock options.

Q:	What is a fractional share? How are they handled in the reverse stock split?

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Sometimes a shareholder’s shares may not be evenly divisible by eight. For example, 750 “old” shares divided by eight is 93.75. The “0.75” shares of the “93.75” (i.e., 3/4ths of one share) in this example would be a fractional share.

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No fractional shares will be issued. If there would be a fractional share, the shareholder will instead receive a cash payment from Tully’s for the fractional share. The example shareholder described above would receive 93 “new” shares and also a cash payment for the fractional 0.75 “new” share.

Q:	Does a reverse stock split reduce my ownership in the company?

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No, it does not reduce your relative ownership interest (except for the minor effects of the cash-out of fractional shares which affects some shareholders). The reverse split and the automatic adjustments for preferred stock, warrants and options preserve the relative ownership percentage of each shareholder.

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A reverse stock split is essentially a change in the unit of measurement but not a change in what is being measured, like changing the weight measurement for a bag of coffee from 16 ounces to one pound- it still describes the same amount of coffee.

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This can be demonstrated by a hypothetical example. Suppose that a company had ten shareholders, each of whom had 800 shares of common stock. Each shareholder would therefore own 10% of the total 8,000 old shares and would have 10% of the voting privileges. If that company did a one-for-eight reverse stock split, each of these shareholders would own 100 new shares instead of 800 old ones, but each one would still be a 10% shareholder (of the total 1,000 new shares) and have a 10% voting privilege.

Q:	Why is the board of directors recommending that the shareholders approve the reverse stock split?

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A reverse stock split is intended to increase the value of a share of stock on a per-share basis. As a hypothetical example, a company whose stock had a value of $1.00 per share at the time of a reverse split would generally expect its stock to have a value of $5.00 per share after implementing a one-for-five reverse stock split.

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Many brokerage firms, investors, and the Nasdaq Global Market have certain practices and policies that make a higher per-share price necessary or desirable at the time of a stock offering and after the offering.

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After evaluating these factors, our board decided that a one-for-eight reverse stock split was appropriate. The board recommends that shareholders approve the reverse stock split. A failure to implement a reverse stock split would jeopardize the success of the proposed stock offering.

Q:	What price do you expect for the common stock after the reverse stock split?

•	As you know, there is no existing public market for our common stock and therefore no market price.

•	SEC rules do not permit us to comment on the anticipated price for our stock after the reverse stock split.

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If we successfully complete our proposed public stock offering, the initial public offering price for our stock will be determined by the company and its underwriters after evaluation of a number of factors, including investor perception of our financial strength, conditions in the gourmet coffee and restaurant industries, and general economic and market conditions.

Q:	How does the reverse stock split affect my unexercised stock options or warrants?

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Our stock options and warrants contain automatic adjustment provisions to convert the number of shares and the exercise price per share to reflect the “new” stock after a split. This preserves the relative provisions of the option or warrant.

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For example, a person with a stock option to purchase 1,600 “old” shares at a price of $1.25 before the one-for-eight reverse split would instead be able to purchase 200 “new” shares at a price of $10.00 per share after the split. The option would be required to pay the total exercise price of $2,000 to exercise the option in full, whether the exercise occurred before or after the Effective Date.

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For example, a person with a warrant to purchase 3,200 “old” shares at a price of $0.33 before the one-for-eight reverse split would instead be able to purchase 400 “new” shares at a price of $2.64 per share after the split. The warrant holder would be required to pay the total exercise price of $1,056 to exercise the warrant in full, whether the exercise occurred before or after the Effective Date.

PROPOSAL 2 – “QUALIFIED PUBLIC OFFERING”

Q:	Why is the board of directors recommending that shareholders approve the elimination of the provision that a Qualified Public Offering have a certain minimum price per share?

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Our proposed stock offering relates to our common stock. We have two other classes of stock outstanding, Series A Preferred Stock and Series B Preferred Stock. The proposed public offering of our common stock would not establish any public trading market for our preferred shares.

•	Under our articles of incorporation, the Series B Preferred Stock would automatically convert to common stock if the proposed public offering of common stock is completed.

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However, under the current articles of incorporation, the Series A Preferred Stock would not automatically convert to common stock unless the offering price per share (after the reverse stock split) was $40.00 per share or more, which is not expected.

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We have concluded that our ability to complete the proposed offering of common stock would be jeopardized if the Series A Preferred stock is not converted to common stock at the time of the public offering. Elimination of the Qualified Public Offering minimum price per share provision from our articles of incorporation will cause the automatic conversion of Series A stock to common stock upon the completion of the proposed public common stock offering.

•	If a public offering should not be completed, there would not be an automatic conversion of the Series A or Series B shares and they would continue to be outstanding.

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After evaluating these factors, our board recommends that shareholders approve the elimination of the requirement for a minimum per share price in a Qualified Public Offering. A failure to implement this proposal would jeopardize the success of the proposed offering.

Q:	Will the elimination of the provision that a Qualified Public Offering have a certain minimum price per share affect my warrant to purchase common stock?

•	No, this amendment of the articles of incorporation would not modify our outstanding warrant agreements.

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The $0.33 warrants sold with our Series A Preferred stock have a provision that accelerates the warrant’s expiration date if the company completes a public offering of at least $15 million and a per share price to the public of at least $5 (approval of the one-for-eight reverse stock split will adjust the $5.00 amount to be $40.00 per share).

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This provision (adjusted for the reverse split) is not modified by the amendment to our articles of incorporation that eliminates the minimum price per share provision from the determination of a Qualified Public Offering.

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Assuming that the initial public offering price in our proposed offering is less than $40.00 per share, then these warrants will remain outstanding (unless exercised) after completion of our proposed offering.

GENERAL

Q:	What will happen if shareholders do not approve these two changes to the articles of incorporation?

•	Approval of both proposals is an important step in the process of preparing for the proposed public offering of our common stock.

•	If either or both of these proposals are not approved at the special shareholders meeting, then we may be unable to proceed with our proposed public offering of common stock.

•	A delay in approval or the failure to approve either or both proposals would jeopardize the success of the proposed offering, and the board could be required to cancel the proposed offering of stock.

Q:	I have not received my proxy statement yet. How can I get another copy?

•	The proxy statement was mailed on or about June 4, 2007 to the shareholder addresses on file for shareholders of record as of May 10, 2007 (the record date for the meeting).

•	If a shareholder has not received these materials by June 13, 2007, we recommend that the shareholder contact Tully’s Investor Relations Department.

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If Tully’s does not have a current address for the shareholder, the proxy materials may not be delivered by the U.S. Postal Service. If your address has changed and you have not notified Tully’s by letter, please send a signed letter to Tully’s Investor Relations Department.

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For reasons of security and confidentiality, we cannot furnish or confirm any shareholder information, change any address information, or take other action in response to an email or telephone inquiry. We require a signed letter from the shareholder of record, addressed to Tully’s Investor Relations Department, 3100 Airport Way South, Seattle, WA 98134 (you may fax it to us at 206-233-2075).

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While you are waiting for the delivery of the proxy materials, you may obtain a copy of the proxy statement from the internet. It may be downloaded from either our web site (www.tullys.com) or from the SEC’s EDGAR site (www.sec.gov).

Q:	Should I mail in my stock certificates to get new ones, assuming the reverse stock split has been approved by shareholders?

•	Please DO NOT mail in any stock certificates until you receive a letter of instruction from Tully’s or our official transfer agent, which will tell you what to do with your stock certificates.

•	If your address information is not current with Tully’s Investor Relations, please DO mail us an address update as described above.

Q:	How do I return my signed proxy?

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Signed proxies may be sent to Tully’s by mail in the postage-paid envelope that we furnished with the proxy statement. Be sure we will receive your proxy or proxies at our offices no later than June 26, 2007.

•	Signed proxies may also be faxed to us at 206-233-2075. Please send your fax no later than June 26, 2007.

All other questions:

•	Please review the definitive proxy statement for more information about the proposals and the special meeting.

•	The April 27, 2007 registration statement is available at www.tullys.com and on the SEC EDGAR site at www.sec.gov.

•	We cannot provide other information about the proposed offering or how it may affect any shareholder.

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This information is subject to revision, so please keep your address current with us, and please visit www.tullys.com from time to time for current information about the company. For reasons of security and confidentiality, we cannot furnish or confirm any shareholder information, change any address information, or take other action in response to an email or telephone inquiry. We require a signed letter from the shareholder of record, addressed to Tully’s Investor Relations Department, 3100 Airport Way South, Seattle, WA 98134.

•	The Tully’s Investor Relations Department phone number is (206) 695-7664 and its email address is investor.relations@tullys.com. The fax number is (206) 233-2075.

Important Additional Information

This communication may constitute solicitation material in respect of Tully’s solicitation of proxies in connection with its special meeting of shareholders. In connection with the solicitation of proxies, Tully’s filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on June 4, 2007, and began the process of mailing the definitive proxy statement to the shareholders on about June 4, 2007. THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT TULLY’S AND THE SPECIAL SHAREHOLDERS’ MEETING. TULLY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY.

Shareholders may obtain additional free copies of the proxy statement and other documents filed with the SEC by Tully’s through the website maintained by the SEC at www.sec.gov. The proxy statement and other relevant documents also may be obtained free of charge from Tully’s by contacting Investor Relations in writing at Tully’s, Investor Relations Department, 3100 Airport Way South, Seattle, WA 98134. The proxy statement is also available on Tully’s website at www.tullys.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Tully’s and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the special meeting. You can find information about Tully’s executive officers and directors in our Annual Report on Form 10-K.